Exhibit 99.1

Unaudited Pro-forma Consolidated Financial Statements

SunOpta Inc.

For the three quarters ended October 4, 2014 and the years ended
December 28, 2013, December 29, 2012 and December 31, 2011

On December 22, 2014, SunOpta Inc. (“SunOpta” or the “Company”) completed the previously announced divestiture (the “Transaction”) of its fiber and starch business (the “Fiber Business”) to Canadian Harvest LP (the “Purchaser”), a subsidiary of J. Rettenmaier & Söhne Group. The Fiber Business was previously operated as part of the Company’s Value Added Ingredients operating segment. The consideration received by the Company at closing consisted of $37.5 million in cash, subject to certain adjustments. The Company expects to realize a net gain on the Transaction with the amount being dependent on finalization of the closing balance sheet and related closing costs, as well as subject to certain post-closing adjustments as described in the Asset Purchase Agreement, dated as of December 15, 2014, among the Company, the Purchaser and the other parties thereto (the “Asset Purchase Agreement”).

The accompanying unaudited pro-forma consolidated balance sheet of SunOpta as at October 4, 2014 is presented as if the transaction had occurred on October 4, 2014. The accompanying unaudited pro-forma consolidated statements of operations of SunOpta for the three quarters ended October 4, 2014 and each of the three years in the period ended December 28, 2013 are presented as if the transaction had occurred on January 2, 2011. In order to derive the pro-forma financial information, the historical results of the Company have been adjusted to eliminate the assets, liabilities and results of operations of the Fiber Business, which have historically been consolidated by the Company. Pro-forma adjustments are described in the notes to the unaudited pro-forma consolidated financial statements.

The pro-forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual amounts could differ. The pro-forma adjustments are directly attributable to the Transaction and are expected to have a continuing impact on the results of operations of the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro-forma consolidated financial statements have been made. The unaudited pro-forma consolidated financial information is for informational purposes only, and is not necessarily indicative of the operating results or financial position that would have been achieved had the Transaction been consummated on the dates indicated, and should not be construed as being representative of the Company’s future results of operations or financial position.

The unaudited pro-forma consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for each of the three years in the period ended December 28, 2013 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and the Company’s consolidated financial statements and notes thereto and MD&A for the quarter and three quarters ended October 4, 2014 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 4, 2014.

Forward-Looking Statements

Statements included in this report regarding the expected gain on the Transaction, the estimated amount of the gain and anticipated savings due to the reduction or elimination of cost from management fees are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, and are based on information available to us on the date of this report. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on certain assumptions and analyses we make in light of our experience and our interpretation of current conditions, historical trends and expected future developments as well as other factors that we believe are appropriate in the circumstance. Whether actual results and developments will agree with our expectations and predictions is subject to many risks and uncertainties including, but not limited to, finalization of the closing balance sheet and related closing costs of the Transaction, as well as any post-closing adjustments. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that our actual results or the developments we anticipate will be realized.

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the three quarters ended October 4, 2014
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-forma

Revenues	990,360	32,490	(a)	957,870

Cost of goods sold	871,130	28,435	(a)	842,695

Gross profit	119,230	4,055		115,175

Selling, general and administrative expenses	74,826	3,127	(b)	71,699
Intangible asset amortization	3,248	14	(b)	3,234
Other income, net	(906)	87	(b)	(993)
Foreign exchange gain	(377)	-		(377)

Earnings from operations before the following	42,439	827		41,612

Interest expense, net	6,128	591	(c)	5,537
Impairment loss on investment	8,441	-		8,441

Earnings from operations before income taxes	27,870	236		27,634

Provision for income taxes	12,480	92	(d)	12,388

Earnings	15,390	144		15,246

Earnings attributable to non-controlling interests	426	-		426

Earnings attributable to SunOpta Inc.	14,964	144		14,820

Earnings per share – basic	0.22			0.22

Earnings per share – diluted	0.22			0.22

Weighted-average number of common shares
-Basic	66,763,931			66,763,931
-Diluted	68,273,570			68,273,570

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the year ended December 28, 2013
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-forma

Revenues	1,181,929	41,834	(a)	1,140,095

Cost of goods sold	1,050,681	36,188	(a)	1,014,493

Gross profit	131,248	5,646		125,602

Selling, general and administrative expenses	89,040	4,277	(b)	84,763
Intangible asset amortization	4,733	24	(b)	4,709
Other expense, net	7,049	472	(b)	6,577
Goodwill impairment	3,552	-		3,552
Foreign exchange gain	(1,607)	-		(1,607)

Earnings from continuing operations before the following	28,481	873		27,608

Interest expense, net	7,860	809	(c)	7,051
Impairment loss on investment	21,495	-		21,495

Loss from continuing operations before income taxes	(874)	64		(938)

Provision for income taxes	7,780	25	(d)	7,755

Loss from continuing operations	(8,654)	39		(8,693)

Loss from discontinued operations, net of income taxes	(360)	-		(360)

Loss	(9,014)	39		(9,053)

Loss attributable to non-controlling interests	(490)	-		(490)

Loss attributable to SunOpta Inc.	(8,524)	39		(8,563)

Loss per share – basic
- From continuing operations	(0.12)			(0.12)
- From discontinued operations	(0.01)			(0.01)
	(0.13)			(0.13)
Loss per share – diluted
- From continuing operations	(0.12)			(0.12)
- From discontinued operations	(0.01)			(0.01)
	(0.13)			(0.13)
Weighted-average number of common shares
-Basic	66,288,147			66,288,147
-Diluted	67,832,125			67,832,125

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the year ended December 29, 2012
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-forma

Revenues	1,091,064	47,521	(a)	1,043,543

Cost of goods sold	957,327	38,387	(a)	918,940

Gross profit	133,737	9,134		124,603

Selling, general and administrative expenses	82,878	5,171	(b)	77,707
Intangible asset amortization	4,933	33	(b)	4,900
Other expense, net	2,194	248	(b)	1,946
Foreign exchange gain	(1,046)	-		(1,046)

Earnings from continuing operations before the following	44,778	3,682		41,096

Interest expense, net	9,333	1,549	(c)	7,784

Earnings from continuing operations before income taxes	35,445	2,133		33,312

Provision for income taxes	10,934	832	(d)	10,102

Earnings from continuing operations	24,511	1,301		23,210

Discontinued operations
Earnings from discontinued operations, net of income taxes	448	-		448
Gain on sale of discontinued operations, net of income taxes	808	-		808
Earnings from discontinued operations, net of income taxes	1,256	-		1,256

Earnings	25,767	1,301		24,466

Earnings attributable to non-controlling interests	1,543	-		1,543

Earnings attributable to SunOpta Inc.	24,224	1,301		22,923

Earnings per share – basic
- From continuing operations	0.35			0.33
- From discontinued operations	0.02			0.02
	0.37			0.35
Earnings per share – diluted
- From continuing operations	0.34			0.33
- From discontinued operations	0.02			0.02
	0.36			0.34

Weighted-average number of common shares
-Basic	65,897,969			65,897,969
-Diluted	66,611,397			66,611,397

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the year ended December 31, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-forma

Revenues	1,019,871	56,356	(a)	963,515

Cost of goods sold	898,627	44,655	(a)	853,972

Gross profit	121,244	11,701		109,543

Selling, general and administrative expenses	82,176	5,671	(b)	76,505
Intangible asset amortization	4,061	35	(b)	4,026
Other income, net	(2,832)	(1	)(b)	(2,831)
Foreign exchange loss	1,238	-		1,238

Earnings from continuing operations before the following	36,601	5,996		30,605

Interest expense, net	8,839	1,280	(c)	7,559

Earnings from continuing operations before income taxes	27,762	4,716		23,046

Provision for income taxes	9,896	1,840	(d)	8,056

Earnings from continuing operations	17,866	2,876		14,990

Discontinued operations
Loss from discontinued operations, net of income taxes	(11,005)	-		(11,005)
Gain on sale of discontinued operations, net of income taxes	71	-		71
Loss from discontinued operations, net of income taxes	(10,934)	-		(10,934)

Earnings	6,932	2,876		4,056

Earnings attributable to non-controlling interests	1,636	-		1,636

Earnings attributable to SunOpta Inc.	5,296	2,876		2,420

Earnings (loss) per share – basic
- From continuing operations	0.25			0.20
- From discontinued operations	(0.17)			(0.17)
	0.08			0.04
Earnings (loss) per share – diluted
- From continuing operations	0.24			0.20
- From discontinued operations	(0.16)			(0.16)
	0.08			0.04

Weighted-average number of common shares
-Basic	65,644,372			65,644,372
-Diluted	66,583,149			66,583,149

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Balance Sheet
As at October 4, 2014
Unaudited
(Expressed in thousands of U.S. dollars)

	Historical	Adjustments		Pro-forma

Assets
Current assets
Cash and cash equivalents	7,429	(3	) (e)	7,426
Accounts receivable	136,662	(6,003	) (e)	130,659
Inventories	240,122	(6,009	) (e)	234,113
Prepaid expenses and other current assets	21,458	(442	) (e)	21,016
Current income taxes recoverable	3,541	-		3,541
Deferred income taxes	3,809	(147	) (f)	3,662
	413,021	(12,604)		400,417

Investment	4,780	-		4,780
Property, plant and equipment	150,677	(12,943	) (e)	137,734
Goodwill	52,566	(12,030	) (e)	40,536
Intangible assets	42,744	(21	) (e)	42,723
Deferred income taxes	11,835	-		11,835
Other assets	1,896	-		1,896
	677,519	(37,598)		639,921
Liabilities
Current liabilities
Bank indebtedness	108,186	(29,967	) (g)	78,219
Accounts payable and accrued liabilities	122,462	(3,526	) (e)	118,936
Customer and other deposits	4,249	(13	) (e)	4,236
Income taxes payable	999	-		999
Other current liabilities	7,760	-		7,760
Current portion of long-term debt	5,916	-		5,916
Current portion of long-term liabilities	257	-		257
	249,829	(33,506)		216,323

Long-term debt	36,671	-		36,671
Long-term liabilities	1,649	-		1,649
Deferred income taxes	29,604	(5,873	) (f)	23,731
	317,753	(39,379)		278,374

Equity
SunOpta Inc. shareholders’ equity
Common shares	190,318	-		190,318
Additional paid-in capital	21,261	-		21,261
Retained earnings	131,172	1,781	(h)	132,953
Accumulated other comprehensive loss	(661)	-		(661)
	342,090	1,781		343,871
Non-controlling interests	17,676	-		17,676
Total equity	359,766	1,781		361,547
	677,519	(37,598)		639,921

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Notes to Unaudited Pro-forma Consolidated Financial Statements
Unaudited
(Expressed in thousands of U.S. dollars)

a)	This adjustment reflects the elimination of the revenues and cost of goods sold of the Fiber Business.

b)

This adjustment reflects the elimination of selling, general and administrative expenses (net of management fees charged by Corporate Services), intangible asset amortization, and other income/expense. Not included in the pro-forma results are anticipated savings due to costs included in management fees that may be reduced or eliminated.

c)

This adjustment represents an estimate of the interest expense that would not have been incurred during the period if the net proceeds from the Transaction had been used to repay interest bearing debt.

d)

This adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect in the United States for the periods presented.

e)	This adjustment reflects the elimination of assets and liabilities attributable to the Fiber Business.

f)	This adjustment reflects the reversal of deferred income taxes attributable to the net assets of the Fiber Business.

g)

This adjustment reflects the receipt of cash consideration at closing of the Transaction of $37,500, net of an estimated working capital adjustment and cash income taxes to be paid of $6,698 in the aggregate, giving effect to the Transaction as at October 4, 2014, and cash transaction costs of approximately $835, including professional fees and costs incurred to satisfy various conditions up to the closing date. The net proceeds have been applied against the outstanding balance of the line of credit facilities of SunOpta.

h)

This adjustment reflects the gain of approximately $1,781 arising from the Transaction as at October 4, 2014. This estimated gain has not been reflected in the pro-forma consolidated statements of operations as it is considered to be non-recurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Asset Purchase Agreement.